Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
RESOLUTE ENERGY PARTNERS, LP
     This Certificate of Limited Partnership, dated September 13, 2007, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership is “Resolute Energy Partners, LP”
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
National Corporate Research, Ltd.
615 South DuPont Highway
Dover, Delaware 19901
The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
National Corporate Research, Ltd.
615 South DuPont Highway
Dover, Delaware 19901
     3. General Partner. The name and the business, residence or mailing address of the general partner are:
Resolute Energy GP, LLC
1675 Broadway, Suite 1950
Denver, Colorado 80202
     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

RESOLUTE ENERGY GP, LLC, by its Manager, RESOLUTE HOLDINGS SUB, LLC
By:	/s/ James M. Piccone
James M. Piccone, President
Authorized Person